UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 6, 2012

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) The Management Development and Compensation Committee (“Committee”) of FBL Financial Group, Inc. (“Company”) has adopted the Cash-Based Restricted Stock Unit Plan (“RSU Plan”) which will be applicable to management, including the named executive officers, and which is intended to become the primary vehicle for issuance of long term incentive compensation. In addition, as of December 30, 2011 the Company and James E. Hohmann, its Chief Executive Officer, entered into a Revised Incentive Compensation and Bonus Agreement (“Revised Bonus Agreement”). Both documents are filed herewith.

RSU Plan. The RSU Plan will provide participants with restricted stock units (“RSUs”) pursuant to award agreements. Each RSU will be equivalent in value at date of award to the fair market value of one share of the Company's Class A Common Stock. The RSUs will all be settled in cash at the value of the equivalent shares at the dates of payment.

While the Committee has discretion to set the terms of individual awards within broad parameters of amounts and conditions, its general intention is to grant RSUs with the following characteristics:

1. Grants to the majority of management participants will be service based, not performance based, with the grants vesting and being paid annually over five years.

2. Vesting and payment will be accelerated upon death or disability.

3. The RSUs are not shares of stock, do not entitle the participant to receive shares of stock, and do not provide any of the rights granted to holders of stock, including the rights to vote or to receive dividends or dividend equivalents.

Revised Bonus Agreement. James E. Hohmann in 2010 received a bonus grant of performance based restricted stock as part of the compensation structure offered for his hiring as CEO. The Bonus Restricted Stock Agreement covered 250,000 shares of Class A Common Stock. The performance goal of the award required the Company's book value to increase by at least 60% over five years for forfeiture restrictions on at least 50% of the shares to lapse, with 65% book value growth over five years resulting in 100% lapse of forfeiture restrictions. On December 30, 2011 the Company sold its subsidiary, EquiTrust Life Insurance Company, on terms which while beneficial to the Company, result in a balance sheet loss. That action made achievement of the performance goal virtually unattainable.

In response and to indicate its view that Mr. Hohmann should not be penalized for accomplishing the subsidiary sale, the Committee agreed to grant Mr. Hohmann a cash bonus of $1,500,000, contingent upon cancellation of the prior award of restricted stock, and upon completion of the subsidiary sale. The cash bonus and interest thereon will be payable annually in installments of a size which will result in the Company not losing deductions under Internal Revenue Code Section 162(m). Should Mr. Hohmann no longer be a covered employee as described in Section 162(m), the balance of the bonus will be paid promptly, subject to compliance with applicable law, including applicable provisions of IRC Section 409(A) regarding deferred compensation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Cash-Based Restricted Stock Unit Plan

10.2 Revised Incentive Compensation and Bonus Agreement dated as of December 30, 2011 between FBL Financial Group,
Inc. and James E. Hohmann

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
Registrant

Date: January 6, 2012

/s/ Donald Seibel
Donald Seibel
Vice President - Finance

EXHIBIT INDEX

Exhibit No:    Description

10.1    Cash-Based Restricted Stock Unit Plan

10.2        Revised Incentive Compensation and Bonus Agreement dated as of December 30, 2011 between FBL
Financial Group, Inc. and James E. Hohmann